Exhibit 1
                                                            Page 1 of 3


                  ENERGY INITIATIVES, INCORPORATED AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                        FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994

                                   (UNAUDITED)



          Operating revenues                         $  4,694,914

          Operating expenses                            8,574,166
          Depreciation                                    369,590

                    Total                               8,943,756

          Net operating loss                           (4,248,842)

          Other income and expenses:
               Equity in partnership losses            (1,014,105)
               Interest income, net                       503,089

               Total other income
                    and expenses                         (511,016)

          Loss before income taxes                     (4,759,858)

          Income tax benefit                           (1,623,813)

          Net loss                                     (3,136,045)

          Accumulated deficit,
               beginning of period                    (12,482,161)

          Accumulated deficit, end of period         $(15,618,206)





                                                            Exhibit 1
                                                            Page 2 of 3

                  ENERGY INITIATIVES, INCORPORATED AND SUBSIDIARIES

                              CONSOLIDATED BALANCE SHEET
                               AS OF DECEMBER 31, 1994
                                     (UNAUDITED)

                                        ASSETS

          CURRENT ASSETS

               Cash and temporary investments          $  772,335
               Accounts receivable                      1,568,700
               Interest receivable                            216
               Income taxes receivable                    632,011
               Deposits                                       150
               Deferred income taxes                      491,751
               Other current assets                     3,081,086

          TOTAL CURRENT ASSETS                          6,546,249

          OTHER ASSETS
               Long term accounts receivable              233,000
               Investments other                        4,767,367
               Investments in securities               15,035,286
               Investments in partnerships             78,659,501
               Long term receivables from partnerships  2,331,231
               Notes receivable from partnerships       3,044,441
               Fixed assets, net                          430,643
               Intangible assets, net                  16,633,132
               Deferred income taxes                    2,006,378
               Other noncurrent assets                     12,200

          TOTAL ASSETS                               $129,699,428





                                                                 Exhibit 1
                                                                 Page  3 of 3

                  ENERGY INITIATIVES, INCORPORATED AND SUBSIDIARIES

                              CONSOLIDATED BALANCE SHEET
                               AS OF DECEMBER 31, 1994
                                      (UNAUDITED)


                                     LIABILITIES

          CURRENT LIABILITIES

               Accounts payable and accrued expenses   $ 2,735,325
               Deferred revenues                           111,528
               Payroll taxes and deductions payable          4,965
               Accounts payable-vacation                   261,159

          TOTAL CURRENT LIABILITIES                      3,112,977

          LONG TERM LIABILITIES

               Long term accounts payable                  325,000
               Deferred credits                          5,842,047
               Deferred revenues                         2,240,915

          STOCKHOLDERS EQUITY                          118,178,489

          TOTAL LIABILITIES AND STOCKHOLDERS EQUITY   $129,699,428